Exhibit 5.2



                   [Letterhead of Cahill Gordon & Reindel LLP]





                                                                  April 13, 2005



Nelnet, Inc.
121 South 13th Street
Suite 201
Lincoln, Nebraska  68508

Ladies and Gentlemen:

     We have acted as counsel to Nelnet, Inc., a Nebraska corporation (the "Company"), in connection with:

          1. the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission"), pursuant to which the Company proposes to issue and/or sell from time to time (i) shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), (ii) shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), (iii) debt securities consisting of debentures, notes or other evidences of indebtedness representing unsecured, unsubordinated obligations of the Company (the "Senior Debt Securities"), (iv) debt securities consisting of debentures, notes or other evidences of indebtedness representing unsecured, subordinated obligations of the Company (the "Subordinated Debt Securities"), (v) warrants to purchase shares of Class A Common Stock (the "Class A Common Stock Warrants"), (vi) warrants to purchase shares of Preferred Stock (the "Preferred Stock Warrants"), (vii) warrants to purchase Debt Securities (the "Debt Securities Warrants"), (viii) Class A Common Stock purchase contracts obligating holders to purchase, and the Company to sell to the holders thereof, or the Company to purchase, and the holders thereof to sell to the Company, at a future date (the "Class A Common Stock Purchase Contracts") a specified number of shares of Class A Common Stock, (ix) Class A Common Stock purchase units (the "Class A Common Stock Purchase Units") consisting of one or more Class A Common Stock Purchase Contracts and any one or more of (a) debt or equity obligations of third parties, including, but not limited to, U.S. Treasury securities, (b) Preferred Stock, (c) Senior Debt Securities and (d) Subordinated Debt Securities;


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          2. the form of indenture, to be dated on or about the date of first issuance of Senior Debt Securities thereunder (the "Senior Debt Indenture"), between the Company and a trustee to be named (the "Senior Debt Trustee"); and

          3. the form of indenture, to be dated on or about the date of first issuance of Subordinated Debt Securities thereunder (the "Subordinated Debt Indenture"), between the Company and a trustee to be named (the "Subordinated Debt Trustee").

     The Class A Common Stock, the Preferred Stock, the Senior Debt Securities, the Subordinated Debt Securities, the Class A Common Stock Warrants, the Preferred Stock Warrants, the Debt Securities Warrants, the Class A Common Stock Purchase Contracts and the Class A Common Stock Purchase Units are referred to herein collectively as the "Offered Securities." The Offered Securities being registered under the Registration Statement may be offered on a continued or delayed basis pursuant to the provisions of Rule 415 of the Securities Act of 1933, as amended (the "Securities Act").

     In rendering the opinions set forth herein, we have examined originals, photocopies or conformed copies certified to our satisfaction of corporate records, agreements, instruments and documents of the Company, certificates of public officials and other certificates and opinions and have made such other investigations as we have deemed necessary in connection with the opinions set forth herein. In our examination, we have assumed (a) the due organization and valid existence of the Company, (b) the due authorization, execution, authentication and delivery by all persons of the Registration Statement and each of the documents related thereto, (c) that each of such parties has the legal power to act in the respective capacity or capacities in which he, she or it is to act thereunder, (d) the authenticity of all documents submitted to us as originals, (e) the conformity to the original documents of all documents submitted to us as copies and (f) the genuineness of all signatures on the Registration Statement and all documents submitted to us.

     Based upon and subject to the foregoing and assuming that (a) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws at the time the Offered Securities are offered or issued as contemplated by the Registration Statement, (b) a prospectus supplement will have been prepared and filed with the Commission describing the Offered Securities offered thereby and will at all relevant times comply with all applicable laws, (c) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (d) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Offered Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto, (e) the applicable Indenture(s) will have been duly qualified under the Trust Indenture Act of 1939, as amended, and (f) any Offered Securities issuable upon conversion, exercise or exchange of any Offered Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange, we advise you that in our opinion:

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          1. With respect to the Senior Debt Securities, when (A) the execution of the Senior Debt Indenture has been duly authorized by the Company by appropriate action, (B) the Senior Debt Indenture, in the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Senior Debt Trustee, (C) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Senior Debt Securities and related matters, (D) the terms of the Senior Debt Securities and their issuance and sale have been duly established in conformity with the Senior Debt Indenture so as not to violate any applicable law, the Second Amended and Restated Articles of Incorporation or the Second Amended and Restated By-Laws of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (E) either a supplemental indenture has been duly authorized, executed and delivered by the Company and the Senior Debt Trustee or a securities resolution has been duly executed setting forth the terms of the Senior Debt Securities, in each case, in accordance with the Senior Debt Indenture and (F) the Senior Debt Securities, in the form established in accordance with the Senior Debt Indenture filed as an exhibit to the Registration Statement, have been duly executed and delivered by the Company and authenticated by the Senior Debt Trustee in accordance with the provisions of the Senior Debt Indenture and delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Senior Debt Securities will constitute valid and legally binding obligations of the Company entitled to the benefits of the Senior Debt Indenture and enforceable against the Company in accordance with their terms, except that (a) the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally and (ii) general principles of equity and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and (b) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances ((a) and (b) collectively, the "Enforceability Exceptions").

          2. With respect to the Subordinated Debt Securities, when (A) the execution of the Subordinated Debt Indenture has been duly authorized by the Company by appropriate action, (B) the Subordinated Debt Indenture, in the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Subordinated Debt Trustee,
     (C) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Subordinated Debt Securities and related matters, (D) the terms of the Subordinated Debt Securities and their issuance and sale have been duly established in conformity with the Subordinated Debt Indenture so as not to violate any applicable law, the Second Amended and Restated Articles of Incorpora-

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     tion or the Second Amended and Restated By-Laws of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (E) either a supplemental indenture has been duly authorized, executed and delivered by the Company and the Subordinated Debt Trustee or a securities resolution has been duly executed setting forth the terms of the Subordinated Debt Securities, in each case, in accordance with the Subordinated Debt Indenture and (F) the Subordinated Debt Securities, in the form established in accordance with the Subordinated Debt Indenture filed as an exhibit to the Registration Statement, have been duly executed and delivered by the Company and authenticated by the Subordinated Debt Trustee in accordance with the provisions of the Subordinated Debt
     Indenture and delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Subordinated Debt Securities will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Subordinated Debt Indenture and enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions.

          3. With respect to the Class A Common Stock Warrants, when (A) the execution of the warrant agreement pursuant to which the Class A Common Stock Warrants will be issued (the "Class A Common Stock Warrant Agreement") has been duly authorized by the Company by appropriate action,
     (B) the Class A Common Stock Warrant Agreement has been duly executed and delivered by the Company and the warrant agent thereunder, (C) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Class A Common Stock Warrants and related matters, including, without limitation, any necessary reservation of Class A Common Stocks issuable upon exercise of the Class A Common Stock Warrants and (D) the Class A Common Stock Warrants, in the form included in the Class A Common Stock Warrant Agreement, have been duly executed and delivered by the Company and countersigned by the warrant agent thereunder pursuant to the Class A Common Stock Warrant Agreement and delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Class A Common Stock Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

          4. With respect to the Preferred Stock Warrants, when (A) the execution of the warrant agreement pursuant to which the Preferred Stock Warrants will be issued (the "Preferred Stock Warrant Agreement") has been duly authorized by the Company by appropriate action, (B) the Preferred Stock Warrant Agreement has been duly executed and delivered by the Company and the warrant agent thereunder, (C) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Preferred Stock Warrants and related matters, including, without limitation, any necessary

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     reservation of Preferred Stock issuable upon exercise of the Preferred
     Stock Warrants and (D) the Preferred Stock Warrants, in the form included in the Preferred Stock Warrant Agreement, have been duly executed and delivered by the Company and countersigned by the warrant agent thereunder pursuant to the Preferred Stock Warrant Agreement and delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Preferred Stock Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

          5. With respect to the Debt Securities Warrants, when (A) the execution of the warrant agreement pursuant to which the Debt Securities Warrants will be issued (the "Debt Securities Warrant Agreement") has been duly authorized by the Company by appropriate action, (B) the Debt Securities Warrant Agreement has been duly executed and delivered by the Company and the warrant agent thereunder, (C) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Debt Securities Warrants and related matters, including, without limitation, any necessary reservation of Debt Securities issuable upon exercise of the Debt Securities Warrants and (D) the Debt Securities Warrants, in the form included in the Debt Securities Warrant Agreement, have been duly executed and delivered by the Company and countersigned by the warrant agent thereunder pursuant to the Debt Securities Warrant Agreement and delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Debt Securities Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

          6. With respect to the Class A Common Stock Purchase Contracts, when
     (A) the execution of the Class A Common Stock Purchase Contracts has been duly authorized by the Company and each counter-party thereunder by appropriate action, (B) the Class A Common Stock Purchase Contracts have been duly executed and delivered by the Company and the counter-party thereunder, (C) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Class A Common Stock Purchase Contracts and related matters and (D) the Class A Common Stock Purchase Contracts, in an appropriate form, have been duly executed and delivered by the Company and countersigned by the counter-party thereunder and delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Class A Common Stock Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

     In giving our opinion, we are relying, without independent verification, as to all matters of fact upon certificates and written statements of officers of the Company.


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     In rendering the opinion set forth above, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America. We note that Perry, Guthery, Haase & Gessford, P.C., L.L.O., Nebraska Counsel of the Company, has rendered an opinion to the Company, dated the date hereof, as to the validity of the Class A Common Stock and the Preferred Stock. The Securities may be issued from time to time on a delayed or continuous basis, and our opinion is limited to the laws as in effect on the date hereof.

     We hereby consent to the reference to our firm in the Registration Statement under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act, as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission thereunder.

                                      Very truly yours,

                                      /s/ CAHILL GORDON & REINDEL LLP